Exhibit 99.2

April 13, 2018

Great State Bank

1422 U.S. Highway 421

Wilkesboro, NC 28697

Members of the Board of Directors:

In connection with the proposed acquisition of Great State Bank (“GSB”), by Parkway Acquisition Corp. (“Parkway”) (the “Merger”), the undersigned, acting as an independent financial advisor to GSB, hereby consents to the inclusion of our opinion letter to the board of directors of GSB as an Appendix to, and the references to our firm and such opinion in, the joint proxy statement/prospectus relating to the proposed Merger contained in Parkway’s registration statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

Regards,

/s/ Performance Trust Capital Partners, LLC

Performance Trust Capital Partners, LLC